Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders


Nuveen Pennsylvania Investment Quality Municipal Fund
33-38357
811-6265

The annual meeting of shareholders was held in the offices of Nuveen Investments on November 18, 2008;
at this meeting the shareholders were asked to vote on the election of Board Members, the elimination of Fundamental Investment Policies and the approval of new Fundamental Investment Policies. The meeting was subsequently adjourned to January 13, 2009 and additionally adjourned to March 17, 2009.

Voting results are as follows:

<c> Common and MuniPreferred
shares voting
together as a class
 <c> MuniPreferred shares voting
together as a
class
To approve the elimination of the Funds
fundamental policy relating to investments in municipal securities and below investment grade securities.


   For
             7,820,745
                       856
   Against
                530,134
                       105
   Abstain
                322,426
                         97
   Broker Non-Votes
             2,215,838
                    2,198
      Total
           10,889,143
                    3,256



To approve the new fundamental policy
relating to investments in municipal
securities for the Fund.


   For
             7,858,679
                       851
   Against
                475,540
                       106
   Abstain
                339,086
                       101
   Broker Non-Votes
             2,215,838
                    2,198
      Total
           10,889,143
                    3,256



To approve the elimination of the
fundamental policy relating to investing in other investment companies.


   For
             7,775,516
                       835
   Against
                543,830
                       126
   Abstain
                353,959
                         97
   Broker Non-Votes
             2,215,838
                    2,198
      Total
           10,889,143
                    3,256



To approve the elimination of the
fundamental policy relating to derivatives and short sales.


   For
             7,655,018
                       851
   Against
                602,731
                       109
   Abstain
                415,556
                         98
   Broker Non-Votes
             2,215,838
                    2,198
      Total
           10,889,143
                    3,256



To approve the elimination of the
fundamental policy relating to
commodities.


   For
             7,742,732
                       856
   Against
                560,518
                       105
   Abstain
                370,055
                         97
   Broker Non-Votes
             2,215,838
                    2,198
      Total
           10,889,143
                    3,256



To approve the new fundamental policy
relating to commodities.


   For
             7,654,581
                       856
   Against
                584,836
                       105
   Abstain
                433,888
                         97
   Broker Non-Votes
             2,215,838
                    2,198
      Total
           10,889,143
                    3,256



Proxy materials are herein incorporated by reference to the SEC filing on October 10, 2008, under Conformed Submission Type DEF 14A, accession number 0000950137-08-012623.